Exhibit  23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated September 18, 2013, except for Note 6 which is dated November 4, 2013, with respect to the audited consolidated financial statements of Embarr Downs, Inc for the year ended August 31, 2013 and the period from February 23, 2012 (inception) through August 31, 2012 and 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

November 21, 2013